UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

ALTO GROUP HOLDINGS, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

245 Park Avenue, Ste 2431 New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2520

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

     On February 22, 2011,   Alto Group Holdings, Inc. (the “Company”) converted into common stock a certain note (the “Note”) issued by the Company on June 30, 2010.  Subject to the terms and conditions of the various conversion agreements entered into with the Note holders, the Company agreed to convert the Note into an aggregate of 20,000,000 shares of common stock of the Company.

Item 1.02 Termination of a Material Definitive Agreement

     On February 23, 2011, Alto Group Holdings, Inc. (the “Company”) terminated its non-binding Memorandum of Understanding to enter into a joint venture agreement with Royal Coal Corp., a coal mining company based in Hazard County, Kentucky.  Definitive terms could not be reached between the parties prior to the expiration of the Memorandum of Understanding.

Item 3.02 Unregistered Sales of Equity Securities

     As described in Item 1.01 above, on February 22, 2011, the Company issued 20,000,000 shares of common stock to Noteholders.  The Noteholders are all “accredited investors” as defined under Rule 501 of Regulation D.  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that these transactions were exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: February 25, 2011	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer